As filed with the Securities and Exchange Commission on July 1, 2008

Registration No. 333-136215

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2
ON FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NANO HOLDINGS INTERNATIONAL, INC.
(Name of small business issuer in its charter)

Nevada	2080	20-3724068
(State or jurisdiction	(Primary Standard	(IRS Employer
of incorporation or	Industrial	Identification
organization)	Classification Code Number)	No.)

1640 Terrace Way
Walnut Creek, California 94597
(925) 938-0406
 (Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

David Rector
President & Chief Executive Officer
1640 Terrace Way
Walnut Creek, California 94597
(925) 938-0406
 (Name, address and telephone number of agent for service)

Copies to:

David M. Loev,		John S. Gillies
The Loev Law Firm, PC		The Loev Law Firm, PC
6300 West Loop South, Suite 280	&	6300 West Loop South, Suite 280
Bellaire, Texas 77401		Bellaire, Texas 77401
Phone: (713) 524-4110		Phone: (713) 524-4110
Fax: (713) 524-4122		Fax: (713) 456-7908

Approximate date of proposed sale to the public:
As soon as practicable after the registration becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. (  )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. (  )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. (  )

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ( )

EXPLANATORY NOTE

The registrant hereby amends this registration statement after the effective date of the registration statement, December 27, 2006, so as to be in compliance with Section 10(a)(3) of the Securities Act of 1933, as amended.  Furthermore, this amended registration statement also removes from registration 350,000 shares of the registrant’s common stock which were originally registered on its initial registration statement and have since been agreed to be cancelled by the mutual consent of the shareholder and the Registrant, have not been cancelled to date, but have not been included in the number of issued and outstanding shares disclosed throughout this Prospectus.

Pursuant to Final Rule Release No. 33-8876, the registrant is filing this registration statement on Form S-1 to amend its original registration statement on Form SB-2.  Also pursuant to Final Rule Release No. 33-8876, however, the registrant elects to use the small business disclosure format and content based on Form SB-2 for this registration statement.

PROSPECTUS

NANO HOLDINGS INTERNATIONAL, INC.

RESALE OF
1,432,500 SHARES OF COMMON STOCK

The selling stockholders listed on page 32 may offer and sell up to 1,432,500 shares of our common stock under this Prospectus for their own account.

On or about June 6, 2007, our common stock was approved for trading on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol “NNOH.”  While we have been approved to trade our Common Stock on the OTCBB, no trades have been affected in our Common Stock to date.  It is anticipated that selling shareholders will sell on the OTC Bulletin Board at prevailing market prices or privately negotiated prices.

A current Prospectus must be in effect at the time of the sale of the shares of common stock discussed above. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

Each selling stockholder or dealer selling the common stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, selling stockholders are deemed underwriters.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 9, ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS JULY 1, 2008

TABLE OF CONTENTS

Prospectus Summary	5
Summary Financial Data	7
Risk Factors	9
Use of Proceeds	14
Dividend Policy	14
Legal Proceedings	14
Directors, Executive Officers, Promoters and Control Persons	14
Security Ownership of Certain Beneficial Owners and Management	16
Interest of Named Experts and Counsel	17
Indemnification of Directors and Officers	18
Description of Business	19
Management's Discussion and Analysis of Financial Condition and Results of Operations	22
Description of Property	25
Certain Relationships and Related Transactions	26
Executive Compensation	27
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	30
Descriptions of Capital Stock	30
Shares Available for Future Sale	31
Plan of Distribution and Selling Stockholders	31
Market for Common Equity and Related Stockholder Matters	35
Additional Information	35
Legal Matters	35
Financial Statements	36
Part II	39

PART I - INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in the Prospectus. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire Prospectus, especially the risks of investing in our common stock as discussed under "Risk Factors." In this Prospectus, the terms "we," "us," "our," "Company," and "Nano" refer to Nano Holdings International, Inc., a Delaware corporation, and its wholly owned Florida subsidiary, Sunshine Group, LLC, "Common Stock" refers to the Common Stock, par value $0.001 per share, of Nano Holdings International, Inc.

Through our wholly owned subsidiary, Sunshine Group, LLC, a Florida limited liability company, we sell party and alcoholic drinking supplies including gelatin shot mixes, shot glasses, flavored sugar and salts, and various other drinking containers and paraphernalia, as described in greater detail below under "Description of Business."

We have generated only limited revenues since our inception and have incurred substantial losses. These factors have led to our auditors expressing substantial doubt as to whether we will be able to continue as a going concern, particularly in the event that we cannot generate sufficient cash flow to conduct our operations and/or obtain additional sources of capital and financing.

A total of 330,000 of the shares of Common Stock offered herein by the selling shareholders were purchased by the selling shareholders in offshore transactions pursuant to Regulation S of the Securities Act of 1933 for $0.01 US per share, in June 2006, and 1,102,500 of the shares of Common Stock offered herein by the selling shareholders were issued to the selling shareholders in consideration for the transfer of 100% of the ownership interests in Sunshine, a Florida limited liability company, and our current wholly owned subsidiary in December 2005.

The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

Summary of the Offering:

Common Stock Offered:	1,432,500 shares by selling stockholders

Common Stock Outstanding
Before the Offering:	6,680,000 shares*

Common Stock Outstanding
After the Offering:	6,680,000 shares*

Use of Proceeds:	We will not receive any proceeds from the shares offered by the selling stockholders. See “Use of Proceeds.”

No Market:
While our common stock currently trades on the OTC Bulletin Board under the symbol “NNOH;” no securities have traded as of the date of this filing. No assurance is provided that a market will be created for our securities in the future, or at all. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

Principal Executive Offices Address:	1640 Terrace Way
Walnut Creek, California 94597

Executive Office Telephone Number:	(925) 938-0406

* This number does not include 350,000 shares which are currently outstanding, but which the holder of and the Company have agreed to cancel subsequent to the filing of this Prospectus.

[Remainder of page left intentionally blank.]

SUMMARY FINANCIAL DATA

You should read the summary financial information presented below for the year ending December 31, 2007 and the three months ended March 31, 2008. We derived the summary financial information from our audited financial statements for the years ending December 31, 2007 and 2006, and our unaudited financial statements for the three months ended March 31, 2008 and 2007, appearing elsewhere in this Prospectus. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this Prospectus.

SUMMARY BALANCE SHEET

	March 31, 2008	December 31, 2007
ASSETS
Current Assets	$32,273	$35,429
Property and Equipment (net of depreciation)	2,296	2,496
Total Other Assets	1,003	1,003
Total Assets	$35,572	$38,928

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts Payable and Accrued Expenses	$8,586	$9,647
Notes Payable and Accrued Interest	240,115	231,792
Total Liabilities	248,701	241,439

Total shareholders' equity (deficit)	(213,129)	(202,511)
Total Liabilities and Shareholders’ Equity	$35,572	$38,928

SUMMARY STATEMENT OF OPERATIONS

	Three Months Ended March 31, 2008	Year Ended December 31, 2007

Revenues	$47,448	$155,025
Cost of Goods Sold	22,148	46,830
Gross Margin	25,300	108,195

Total Expenses	63,169	287,738

Income (Loss) from Operations	(37,869)	(179,543)

Other Expenses	(1,999)	(16,200)

Net loss	$(39,868)	$(195,743)

Basic loss per share	$(0.01)	$(0.03)

Weighted average number of
shares outstanding	7,030,000	7,030,000

RISK FACTORS

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

The Company's business is subject to the following Risk Factors (references to "our," "we," "Nano", and words of similar meaning in these Risk Factors refer to the Company):

WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS PLAN WITHOUT ADDITIONAL FINANCING.

We depend to a great degree on the ability to attract external financing in order to conduct our business activities and in order that we have sufficient cash on hand to expand our operations. We have historically been funded solely by our shareholders and through loans received from Jenadosa Holdings, Ltd. and Viking Investment Group II, Inc. and we believe that our business has attained a cash flow sustainable base of operations that should continue onward at very slow growth curve with the funds we receive through sales of our products and the $28,655 of cash on hand we had as of March 31, 2008. We anticipate, however, the need for approximately $250,000 in the next twelve months to expand our operations (as described above under “Plan of Operations”), not including approximately $240,115 (including accrued and unpaid interest) on the amounts loaned to us by Jenadosa and Viking which were due as of March 31, 2008, which we do not currently have any commitments from any related or third parties to provide. If we are unable to generate sufficient revenues to support our operations and/or fail to raise additional funds after the three months which we currently believe we will be able to continue our operations, and/or if we are unable to raise sufficient capital to increase our sales, we may be forced to abandon our current business plan. If you invest in us and we are unable to raise the required funds, your investment could become worthless.

AS OF MARCH 31, 2008, WE WILL REQUIRE APPROXIMATELY $240,115, INCLUDING ACCRUED AND UNPAID INTEREST, PRIOR TO THE DUE DATE OF SUCH NOTES ON JUNE 30, 2008, JULY 31, 2008, AND DECEMBER 31, 2008, TO REPAY AMOUNTS WE OWE UNDER OUTSTANDING NOTES PAYABLE, WHICH FUNDS WE DO NOT CURRENTLY HAVE.

Jenadosa Holding Limited ("Jenadosa"), loaned us a total of $127,000 during 2006, which was due and payable on July 31, 2007, but which has since been extended until July 31, 2008, pursuant to the First Amendment; as well as $10,000 in January 2007, which was due and payable on March 31, 2008, but which amount has not been paid to date; and $17,500 in April 2007, which is due and payable on June 30, 2008.  Further, Viking Investment Group II, Inc. (“Viking”) loaned us $30,000 on November 1, 2007, which is due and payable on December 31, 2008 and $6,324 in January 2008, which is due and payable on December 31, 2008.  All of these promissory notes bear interest at the rate of 10% per annum until paid, and we do not currently have sufficient cash on hand to repay the $240,115 (including accrued and unpaid interest as of March 31, 2008) owed under the promissory notes with Jenadosa and Viking.  If we are unable to generate a sufficient amount of net income to provide us enough funds to repay the notes prior to June 30, 2008, July 31, 2008, and/or December 31, 2008, respectively, we may be forced to raise additional funds through the sale of equity or debt securities, and/or issue shares of common stock to Jenadosa or Viking in consideration for the amounts owed, either of which could cause substantial dilution to our existing shareholders. Additionally, if Jenadosa requires us to pay default interest on the note which was due March 31, 2008, but which has not been paid to date, and which we are therefore in default of, we could be forced to raise additional funding and/or curtail or abandon our business operations.  As a result, if we fail to generate sufficient net income to repay our outstanding promissory notes with Jenadosa and our notes with Viking, the value of our securities, if any, could decline in value or become worthless.

WE HAVE BEEN IN CONTACT WITH OTHER ENTITIES IN CONNECTION WITH VARIOUS MERGER AND ACQUISITION OPPORTUNITIES AND MAY CHOOSE TO ENTER INTO A MERGER AND/OR ACQUISITION TRANSACTION IN THE FUTURE.

We have been in contact with parties seeking to merge and/or be acquired by us. While we have no immediate plans to merge with or acquire any entity, in the event that we do enter into a merger and/or acquisition with a separate company in the future, our majority shareholders will likely change and new shares of common stock could be issued resulting in substantial dilution to our then current shareholders.

As a result, our new majority shareholders will likely change the composition of our Board of Directors and replace our current management. The new management will likely change our business focus and we can make no assurances that our new management will be able to properly manage our direction or that this change in our business focus will be successful. If we do enter into a merger or acquisition, and our new management fails to properly manage and direct our operations, we may be forced to scale back or abandon our operations, which will cause the value of our common stock to decline or become worthless. We have not entered into any merger or acquisition agreements as of the date of this filing.

OUR LARGEST SHAREHOLDER, VIKING INVESTMENT GROUP II, INC. CAN VOTE AN AGGREGATE OF 45.1% OF OUR COMMON STOCK AND WILL EXERCISE SIGNIFICANT CONTROL OVER CORPORATE DECISIONS.

The beneficial owner of our majority shareholder, Viking Investment Group II, Inc. (“Viking”), Ian Markofsky, recently passed away, and as such, the executor of his estate is currently in control of Viking.  Viking is our largest shareholder currently voting 45.1% of our outstanding common stock.  The executor will exercise significant control in determining the outcome of corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Furthermore, the executor may decide to sell Viking’s shareholdings in the Company to other persons, who may decide to change our Board of Directors or corporate organization and plan of operations.  Any investors who purchase shares will be minority shareholders and as such will have little to no say in the direction of the Company and the election of Directors regardless of whether Viking retains their interest in the Company. Investors in the Company should keep in mind that even if you own shares of the Company's common stock and wish to vote them at annual or special shareholder meetings, your shares will likely have little effect on the outcome of corporate decisions.  Furthermore, investors should be aware that the executor of Mr. Markofsky’s estate may choose to elect new Directors to the Board of Directors of the Company and/or take the Company in a new business direction altogether, and that current shareholders of the Company will have little to no say in such matters as Viking is currently our largest shareholder.

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT AS TO WHETHER OUR COMPANY CAN CONTINUE AS A GOING CONCERN.

We have generated only limited revenues since our inception and have incurred substantial losses. We had negative working capital of $216,428, and a total accumulated deficit of $607,200 as of March 31, 2008.  As such, our auditors have expressed substantial doubt as to whether our Company can continue as a going concern, particularly in the event that we cannot generate sufficient cash flow to conduct our operations and/or obtain additional sources of capital and financing.

WE RELY UPON KEY PERSONNEL AND IF THEY LEAVE US, OUR BUSINESS PLAN AND RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.

We rely heavily on our Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director, David Rector, as well as the President of Sunshine, Marion R. "Butch" Barnes. Their experience and input create the foundation for our business and they are responsible for the directorship and control over our products. We do not currently have an employment agreement or "key man" insurance policy on either Mr. Rector or Mr. Barnes. Moving forward, should we lose the services of Mr. Rector or Mr. Barnes, for any reason, we will incur costs associated with recruiting replacements and delays in our operations. If we are unable to replace either Mr. Rector or Mr. Barnes with another suitably trained individual or individuals, we may be forced to scale back or curtail our business plan. As a result of this, your investment in us could become devalued.

WE FACE INTENSE COMPETITION FOR OUR PRODUCTS AND AS A RESULT, WE MAY BE UNABLE TO COMPETE IN THE MARKET FOR PARTY AND ALCOHOLIC DRINKING MIXES AND SUPPLIES.

The market for party drinks, drink mixes and drinking supplies is highly competitive and fragmented. The Company expects competition to intensify in the future. We compete in each of our markets with numerous national, regional and local companies, many of which have substantially greater financial, managerial and other resources than those presently available to us. Numerous well-established companies are focusing significant resources on providing party drinks, drink mixes and drinking supplies that will compete with our services. No assurance can be given that we will be able to effectively compete with these other companies or that competitive pressures, including possible downward pressure on the prices we charge for our products, will not rise. In the event that we cannot effectively compete on a continuing basis or competitive pressures arise, such inability to compete or competitive pressures will have a material adverse effect on our business, results of operations and financial condition.

OUR INTERNET SALES ARE DEPENDENT ON OUR WEBSITES BEING OPERATIONAL.

We have webpages which describe our products and through which customers can purchase our products at http://www.shotskis.com, www.shotskis.sitefly.com, www.shotskisbarsupplies.com (and/or www.bombshots.com), which include information which we do not wish to be included in this registration statement.  Our website sales currently account for approximately 30% of our total sales, with 70% of our total sales coming from distributors.  In the event that our website hosting company is down for maintenance and/or there are problems with our customers and potential customers being able to display our webpage and browse our products, our internet sales could be adversely impacted, which in turn could cause our revenues to decrease and could cause any investment in us to decline in value and/or become worthless.

WE HAVE NOT AND DO NOT ANTICIPATE PAYING ANY CASH DIVIDENDS ON OUR COMMON STOCK AND BECAUSE OF THIS OUR SECURITIES COULD FACE DEVALUATION IN THE MARKET.

We have paid no cash dividends on our common stock to date and it is not anticipated that any cash dividends will be paid to holders of our common stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of our business operations, it is anticipated that any earnings will be retained to finance our business operations and future expansion.

OUR BYLAWS PROVIDE FOR INDEMNIFICATION OF OUR OFFICERS AND DIRECTORS, SO IT WILL BE DIFFICULT TO SEEK DAMAGES FROM OUR OFFICERS AND/OR DIRECTORS IN A LAWSUIT.

Our Bylaws provide that our officers and Directors will only be liable to us for acts or omissions that constitute actual fraud, gross negligence or willful and wanton misconduct. Thus, we may be prevented from recovering damages for certain alleged errors or omissions by our officers and Directors for liabilities incurred in connection with their good faith acts on our behalf. Additionally, such an indemnification payment on behalf of our officers and/or Directors may deplete our assets. Investors who have questions respecting the fiduciary obligations of our officers and Directors should consult with their own independent legal counsel prior to making an investment in us. Additionally, it is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the 1933 Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

WE HAVE A LIMITED OPERATING HISTORY AND BECAUSE OF THIS IT MAY BE DIFFICULT TO EVALUATE OUR CHANCES FOR SUCCESS.

We were formed as a Delaware corporation on April 16, 2004. From April 16, 2004, until December 31, 2005, the date we acquired Sunshine Group, LLC, we had limited operations. While we have had a limited volume of sales to date, we can provide no assurances that our sales will increase in the future and/or that our sales will not decline in the future. Although we feel that our results of operations are encouraging, we are a relatively new company and, as such, run a risk of not being able to compete in the marketplace because of our relatively short existence. New companies in the competitive environment of drinking mixes and supplies, such as ours, may have difficulty in continuing in the highly competitive beverage and drink mix industry, and as a result, we may be forced to abandon or curtail our business plan. Under such a circumstance, the value of any investment in us may become worthless.

WE FACE A RISK OF A CHANGE IN CONTROL DUE TO THE FACT THAT OUR CURRENT SOLE DIRECTOR DOES NOT OWN A MAJORITY OF OUR OUTSTANDING COMMON STOCK.

Our current Director, David Rector, owns 100,000 shares of our common stock, representing only 1.5% of our outstanding common stock and can therefore not exercise majority voting control over us. As a result, our shareholders who are not officers and Directors of us are able to obtain a majority of voting shares, which would allow such shareholders to choose who serves as our Director(s). Because of this, Mr. Rector may not be reappointed by our shareholders when he is up for re-election and/or may be replaced by another individual or individuals, and such replacement would be outside of Mr. Rector's control. If that were to happen, our new management could affect a change in our business focus and/or curtail or abandon our business operations, which in turn could cause the value of our securities, if any, to decline.

DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AUTHORIZE US TO ISSUE SHARES OF STOCK, WHICH SHARES MAY CAUSE SUBSTANTIAL DILUTION TO OUR EXISTING SHAREHOLDERS AND/OR HAVE RIGHTS AND PREFERENCES GREATER THAN THE COMMON STOCK CURRENTLY OUTSTANDING.

Pursuant to our Certificate of Incorporation, we have 75,000,000 shares of common stock and 10,000,000 shares of Preferred Stock authorized. As of the filing of this Registration statement, we have 6,680,000 shares of common stock issued and outstanding, which amount does not include 350,000 outstanding shares which the holder of and the Company have agreed to cancel subsequent to the filing of this Prospectus, and - 0 - shares of Preferred Stock issued and outstanding. As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without shareholder approval, which if issued could cause substantial dilution to our then shareholders. Additionally, shares of Preferred Stock may be issued by our Board of Directors without shareholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of common stock currently outstanding. As a result, shares of Preferred Stock may be issued by our Board of Directors which cause the holders to have super majority voting power over our shares, provide the holders of the Preferred Stock the right to convert the shares of Preferred Stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock shareholders and/or have other rights and preferences greater than those of our common stock shareholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of common stock and Preferred Stock, which could cause substantial dilution to our existing shareholders. Additionally, the dilutive effect of any Preferred Stock, which we may issue may be exacerbated given the fact that such Preferred Stock may have super majority voting rights and/or other rights or preferences which could provide the preferred shareholders with voting control over us and/or give those holders the power to prevent or cause a change in control. As a result, the issuance of shares of common stock and/or Preferred Stock, may cause the value of our securities to decrease and/or become worthless.

EFFECT OF UNFAVORABLE PUBLICITY FOR OUR PRODUCTS, OTHER DRINK MIX PRODUCTS, OR THE ALCOHOLIC DRINK MARKET AS A WHOLE.

We believe that the market for our products will be affected by national media attention regarding the consumption of alcoholic beverages as a whole. Future publicity regarding the potential effects of the daily consumption and/or excess consumption of alcoholic beverages could have a material adverse effect on our sales and marketing efforts. If we or other drink mix suppliers, and/or alcoholic beverage suppliers were to suffer adverse media attention, it could cause the value of our common stock to decrease, and could lead to any investment you have in us becoming worthless.

EFFECT OF GOVERNMENT REGULATIONS ON OUR FUTURE PRODUCTS AND POTENTIAL LEGAL PROCEEDINGS SUCH CHANGES IN REGULATIONS COULD CREATE.

The manufacturing, packaging, labeling, advertising, distribution and sale of our products and mixes are subject to regulation by federal, state and local agencies, the most active of which is the U.S. Food and Drug Administration (the "FDA"). While we currently believe that our operations fully comply with all FDA rules and regulations, there can be no assurance that the FDA will not enact stricter rules and regulations in the future. There can be no assurance, that if FDA rules are enacted, that we will be able to comply with them without incurring material expenses. Additionally, any additional products we may choose to distribute in the future, if any, will likely be regulated by federal, state and local agencies as well, including the FDA. Currently all of our drink mix ingredients have previously passed FDA approval, however there can be no assurance that such ingredients will continue to be approved by the FDA. If any of our ingredients were found in the future to be harmful by the FDA, we could be forced to change the ingredients in our products and/or may face legal proceedings in connection with the defense of any customers who claim they were harmed by such ingredients. If this were to happen we could be forced to abandon or curtail our business plan. Additionally, if stricter regulations are enacted in the future and we are unable to meet these new laws or regulations, any investment in our securities could become worthless.

OUR SALES EXPERIENCE LARGE FLUCTUATIONS DUE TO THE SEASONALITY OF OUR PRODUCTS.

We generally experience greater sales in the spring, summer and during the winter holidays, as in our opinion, there are a greater number of individuals consuming alcoholic beverages during the spring and summer months and during the winter holidays, due to the fact that schools are on spring break and summer and winter vacations occur during those months. As such, our results of operations for any one quarter may not be indicative of the results of operations for any other quarter and/or our yearly results of operations.

IN THE FUTURE, WE WILL INCUR SIGNIFICANT INCREASED COSTS AS A RESULT OF OPERATING AS A FULLY REPORTING COMPANY UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND OUR MANAGEMENT WILL BE REQUIRED TO DEVOTE SUBSTANTIAL TIME TO NEW COMPLIANCE INITIATIVES.

Moving forward, we anticipate incurring significant legal, accounting and other expenses in connection with our status as a fully reporting public company. The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and new rules subsequently implemented by the SEC have imposed various new requirements on public companies, including requiring changes in corporate governance practices. As such, our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. In particular, for our Annual Report on Form 10-KSB for the year ended December 31, 2007, we were required to perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act.  For fiscal year 2009, Section 404 will require us to obtain a report from our independent registered public accounting firm attesting to the assessment made by management.  Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

IF WE ARE LATE IN FILING OUR QUARTERLY OR ANNUAL REPORTS WITH THE SEC, WE MAY BE DE-LISTED FROM THE OVER-THE-COUNTER BULLETIN BOARD.

On or about June 6, 2007, our common stock was approved for trading on the Over-The-Counter Bulletin Board (“OTCBB”) under they symbol “NNOH.” Pursuant to OTCBB rules relating to the timely filing of periodic reports with the SEC, any OTCBB issuer which fails to file a periodic report (Form 10-Q's or 10-K's) by the due date of such report (notwithstanding any extension granted to the issuer by the filing of a Form 12b-25), three (3) times during any twenty-four (24) month period is automatically de-listed from the OTCBB. Such removed issuer would not be re-eligible to be listed on the OTCBB for a period of one-year, during which time any subsequent late filing would reset the one-year period of de-listing. If we are late in our filings three times in any twenty-four (24) month period and are de-listed from the OTCBB, our securities may become worthless and we may be forced to curtail or abandon our business plan.

THERE IS CURRENTLY NO MARKET FOR OUR COMMON STOCK, AND EVEN IF A MARKET DEVELOPS IN THE FUTURE, WE ANTICIPATE SUCH MARKET REMAINING LIMITED, SPORADIC AND VOLATILE.

While we have been approved to trade our common stock on the OTCBB, no trades have been affected in our common stock to date. Moving forward, in the event a market for our common stock does develop, we expect such market to be limited, sporadic and volatile.  We also anticipate the market for our common stock will be subject to wide fluctuations in response to several factors, including, but not limited to:

(1) actual or anticipated variations in our results of operations;
(2) our ability or inability to generate new revenues;
(3) the number of shares in our public float;
(4) increased competition; and
(5) conditions and trends in the market for alcoholic and party drinks.

Furthermore, because our common stock is traded on the OTCBB, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock. Additionally, at present, we have a limited number of shares in our public float, and as a result, there could be extreme fluctuations in the price of our common stock. Further, due to the limited volume of our shares which trade and our limited public float, we believe that our stock prices (bid, asked and closing prices) may be entirely arbitrary, may not be related to the actual value of the Company, and may not reflect the actual value of our common stock (and reflect a value that is higher than the actual value of our common stock). Shareholders and potential investors in our common stock should exercise caution before making an investment in the Company, and should not rely on the publicly quoted or traded stock prices in determining our common stock value, but should instead determine the value of our common stock based on the information contained in the Company's public reports, industry information, and those business valuation methods commonly used to value private companies.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR COMMON STOCK DUE TO FEDERAL REGULATIONS OF PENNY STOCKS.

Once our common stock is listed on the OTC Bulletin Board, it is likely that it will be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

USE OF PROCEEDS

We will not receive any proceeds from the resale of common stock by the Selling Stockholders.

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our future earnings, if any, to finance our operations and future growth of which there can be no assurance, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of our Director and executive officer, as well as the material officer of Sunshine, our wholly owned subsidiary:

NAME	AGE	POSITION

David Rector	61	Chief Executive Officer,
		President, Principal Accounting Officer,
		Secretary, Treasurer and Director

Marion R. "Butch" Barnes	65	President of Sunshine

David Rector

Mr. Rector has served as our Chief Executive Officer, President, Principal Accounting Officer, Secretary, Treasurer and Director since April 19, 2004. Mr. Rector does not have an employment agreement with us and does not receive compensation for his services to us, other than the 100,000 restricted shares of common stock which he was issued during the three months ended September 30, 2006, in consideration for services rendered, which shares were valued at $10,000 or $0.10 per share. Mr. Rector has also served as the Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director of Standard Drilling, Inc. since November 2007. Mr. Rector previously served as President, Chief Executive Officer and Chief Operating Officer of Nanoscience from June 2004 to December 2006, when he resigned as an officer and Director of Nanoscience.  Since June 1985, Mr. Rector has been the principal of the David Stephen Group, which provides enterprise consulting services to emerging and developing companies in a variety of industries. From January 1995 until June 1995, Mr. Rector served as the General Manger of the Consumer Products Division of Bemis-Jason Corporation. Mr. Rector was employed by Sunset Designs Inc., a manufacturer and marketer of consumer product craft kits from June 1980 until June 1985. From June 1983 until June 1985, Mr. Rector served as President and General Manager of Sunset, from August 1981 until May 1985, Mr. Rector served as an Administrative and International Director of Sunset, and from June 1980 until August 1981, Mr. Rector served as Group Product Manager for Sunset.

Additionally, Mr. Rector currently served on the Board of Directors of the following companies as of December 31, 2007:

Name	Director Since
Senesco Technologies, Inc. (AMEX:SNT)	February 2002
Dallas Gold & Silver Exchange (AMEX:DSG)	May 2003
RXelite, Inc. (OTCBB:RXEI)	October 2007
Standard Drilling, Inc. (STDR.PK)	November 2007

As a result, the amount of time that Mr. Rector has to devote to our activities may be limited.

Mr. Rector obtained his Bachelors Degree in Business Administration from Murray State University in 1969.

Marion R. "Butch" Barnes

Mr. Barnes has served as the President of Sunshine Group, LLC, our wholly owned subsidiary since Sunshine was formed in June 2002. Mr. Barnes does not have an employment agreement with us and does not receive a salary from us. From approximately October 1996 until June 2002, Mr. Barnes was employed as President of Unified Beverage Group, LLC ("UBG"), which produces Dos Toros Cerveza. While at UBG, Mr. Barnes was in charge of distribution of their products. From October 1996 to June 1977, Mr. Barnes served as a market consultant and as brand development manager with Markstein Enterprises, in Danville, California, which had multiple Miller Beer distributorships throughout California. From August 1967 until October 1977, he served as western regional manager of Bacardi Imports in Miami, Florida.

---------------------------

Our Directors are elected annually and hold office until our next annual meeting of the shareholders and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. Our officers and Directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors. Vacancies in the Board are filled by majority vote of the remaining Directors.

EMPLOYEES

We currently have three (3) full-time employees, including Marion R. "Butch" Barnes, the President of Sunshine and Robert Barnes, Sunshine's promotions and Internet sales manager, who is the son of Marion R. "Butch" Barnes and one part-time employee. Additionally, David Rector, our sole officer and Director spends approximately four to six hours per week on Company matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to own directly or beneficially more than a 5% of the outstanding common stock (as determined in accordance with Rule 13d-3 under the Exchange Act) as of June 25, 2008 and by the officers and Directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Name and Address of
Beneficial Owner	Shares Beneficially Owned	Percent(1)

David Rector (2)	100,000	1.5%
President, Chief Executive Officer, Chief Financial Officer and Director
1640 Terrace Way
Walnut Creek,
California 94597

Viking Investment Group II, Inc. (3)	3,000,000	45.1%
488 Madison Avenue
12th Floor
New York, New York
10022

Marion R. "Butch" Barnes	2,047,500	30.7%
President of Sunshine
709 Martinique Ct.
Orange Park,
Florida 32073

William D. Blanchard	1,039,500	15.6%
313 Gatefield Dr.
Wilmington,
North Carolina 28412

All the officers and Directors
of the Company and Sunshine as a group	2,147,500	32.1%
(2 Persons)

(1) Based on 6,680,000 shares outstanding as of June 25, 2008, which amount does not include 350,000 shares of common stock which are outstanding, but which the holder of and the Company have agreed to cancel subsequent to the filing of this Prospectus.

(2) Mr. Rector is our Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and sole Director.

(3) The Beneficial owner of Viking Investment Group II, Inc. is the executor of the estate of Ian Markofsky, the recently deceased President of Viking Investment Group II, Inc.

INTEREST OF NAMED EXPERTS AND COUNSEL

This Form S-1 Registration Statement was prepared by our counsel, The Loev Law Firm, PC.  David M. Loev, the manager of The Loev Law Firm, PC, beneficially owns 100,000 shares of our common stock, representing approximately 1.5% of our outstanding common stock, which shares were issued to Mr. Loev in consideration for legal services rendered to us in connection with our formation.

EXPERTS

The consolidated balance sheet of Nano Holdings International Inc., as of December 31, 2007 and 2006, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended, included in this Prospectus have been audited by Moore & Associates Chartered, our independent auditors, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Moore & Associates Chartered applied limited procedures in accordance with professional standards for a review with respect to the unaudited interim financial information for the periods ended March 31, 2008 and 2007 included in this prospectus. Additionally, they did not conduct an audit for the periods ended March 31, 2008 and 2007 and did not express an opinion on that interim financial information.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware General Corporation Law and our Certificate of Incorporation allow us to indemnify our officers and directors from certain liabilities and our Bylaws state that we shall indemnify every (i) present or former Director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an "Indemnitee").

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Other than in the limited situation described above, our Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Other than discussed above, neither our Bylaws nor our Certificate of Incorporation include any specific indemnification provisions for our officers or Directors against liability under the Securities Act of 1933. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

HISTORY

We were incorporated as Nano Holdings International, Inc. in Delaware on April 16, 2004. We have 85,000,000 shares of stock authorized, representing 75,000,000 shares of common stock, $0.001 par value and 10,000,000 shares of preferred stock, $0.001 par value.

On December 15, 2005, we entered into a Share Exchange Agreement with Sunshine Group, LLC, a Florida limited liability company, whereby we exchanged 3,500,000 newly issued shares of our restricted common stock for 100% of the outstanding membership units of Sunshine. The acquisition of Sunshine was an arms length transaction, with the exchange rate of the exchange determined by the mutual agreement of us and Sunshine based on the estimated value of Sunshine. Since that time, Sunshine has been our wholly owned subsidiary. We run all of our operations through Sunshine, and unless otherwise stated, all references to Nano Holdings International, Inc., the “Company,” “we,” “us,” or words of similar meaning used herein include the operations of Sunshine.

On or about June 6, 2007, our common stock was cleared to be quoted on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol “NNOH.”

We have a webpage which describes our products and through which customers can purchase our products at http://www.shotskis.com, www.shotskis.sitefly.com, www.shotskisbarsupplies.com (and/or www.bombshots.com), which include information which we do not wish to be included in this registration statement.

Through Sunshine, we sell party and drinking supplies including gelatin shot mixes, shot glasses, flavored sugar and salts, and various other drinking containers and paraphernalia including:

o
Gelatin Shooters - Our Gelatin Shooters are drink mixes, which customers can mix with water and alcohol to create Jello shots for consumption in bars or at individual customer’s homes. We currently offer gelatin shooters in the following cocktail flavors: Sex on the Beach, Purple Hooter, Margarita, Mai Tai, Pina Colada and Kamikaze. We do not sell alcoholic beverages, but instead our powdered Gelatin Shooter drink mixes are intended to be combined with alcoholic or non-alcoholic beverages to create flavored gelatin shooters, which are then intended to be eaten once hardened. We believe that our Gelatin Shooters will be popular with individuals as well as bar owners because the Gelatin Shooters themselves do not compete with other alcoholic beverages, but act instead as an add on sale for bar owners, and are often a spur of the moment impulse purchase. As the Gelatin Shooters are not an alcoholic beverage themselves, they can be sold to anyone of any age in any type of store.

o
Bomb Shots - Bomb shots are plastic shot glasses, which contain a smaller shot glass within a larger shot glass and allow the bartender to pour two liquids into the shot glass, but to keep the liquids separate until the shot is tilted up in a drinking position, at which time the two separate liquids mix as they are consumed.

o
Shotski's Flavored & Colored Sugars and Salts - Our flavored and colored sugars and salts add eye appeal to any drink while improving the flavor as the sugars and salts are designed to compliment each beverage. We currently offer flavored sugars for use as a bar supply in the following flavors: Strawberry, Sour apple, Lemon and Lime, Red Raspberry, Blue Raspberry, Cranberry, Chocolate, Watermelon, Mojito Mint, Orange, and Peach. Additionally, we offer flavored salt in Lime and Strawberry flavors.

o	Party Packages - Additionally, we sell party packages, containing Gelatin Shooters, shot glasses and various other drinking supplies.

o
Various other bar supplies - We also sell various other bar and drinking supplies, including various other shot glasses, instruments for injecting and squirting our gelatin shots into individuals’ mouths, serving trays and cocktail stirrers.

Sunshine does business as "Shotski's" and "Shotski's Gelatin Cocktail Mixes," "Shotski's Cocktail Sugars & Salts and Bar Supplies,” and “Shotski’s Bar Supplies & Party Mixes.”

We currently have partial distribution through our internet website in every state in the United States.

We also have full distribution in Florida, Nevada, Minnesota, and Oregon, which covers all of such states through certain distributors which we distribute our products through. Additionally, we provide direct shipments internationally through our website as described herein.

We may choose to expand our distribution channels in the future to cover all of the states above with which we only have partial distribution and/or expand to other states, however; we are able to sell all of our products to the entire country though our website and have no such plans for expansion in the United States. We currently have plans, funding permitting, to expand distribution to various locations in Puerto Rico, the Bahamas and Trinidad and begin distribution in Mexico and Switzerland, in the next six (6) to twelve (12) months.  We have found international expansion harder than anticipated due to freight costs and additional security concerns, but are still working to expand our distribution internationally.

We distribute our products ourselves via web sales, trade shows and distributor sales.  For our credit worthy customers, we extend net 30 day terms for our distributor relationships. For our internet direct customer orders, the products are paid for at the time of sale by credit card. Our sales mix at present is approximately 65% distributor sales and 35% internet sales.

Moving forward, we plan to concentrate our marketing efforts to two separate types of customers, 1) distributors to retail and on-site restaurant and beverage businesses and 2) internet retail customers, who are not covered in our distributor network and individual customers making one-time purchases. We anticipate our sales mix to remain relatively static during the next fiscal year, and plan to build our business base and hopefully add more distributors and gain greater market awareness through the internet.

Competition

The market for party drinks, drink mixes and drinking supplies is highly competitive and fragmented. The Company expects competition to intensify in the future. We compete in each of our markets with numerous national, regional and local companies, many of which have substantially greater financial, managerial and other resources than those presently available to us. Numerous well-established companies are focusing significant resources on providing party drinks, drink mixes and drinking supplies that will compete with our services. No assurance can be provided that we will be able to effectively compete with these other companies or that competitive pressures, including possible downward pressure on the prices we charge for our products, will not rise. In the event that we cannot effectively compete on a continuing basis or competitive pressures arise, such inability to compete or competitive pressures will have a material adverse effect on our business, results of operations and financial condition.

We do not currently depend on one or a small number of customers for our sales. We currently offer and sell our products to a large number of customers, including distributors, hotels, restaurants, bars and clubs and direct retail via our website.

Subsidiaries

Our wholly owned subsidiary, Sunshine Group LLC, conducts business under the d/b/a of "Shotski's Gelatin Cocktail Mixes," "Shotski's," "Shotski's Cocktail Sugars & Salts and Bar Supplies” and “Shotski’s   Bar Supplies & Party Mixes.”

Patents, Trademarks And Licenses

The President of Sunshine, Marion R. "Butch" Barnes, holds a registered trademark for the term "Shotski's," serial number 76419327, registration number 2877880, which he licenses to us free of charge. In September 2006, we entered into a Trademark Licensing Agreement with Mr. Barnes in connection with our use of the "Shotski's" trademark. Pursuant to the licensing agreement, Mr. Barnes agreed to provide us a one (1) year non-revocable license to use of the trademark, which license shall automatically renew for additional one (1) year terms unless either party terminates the licensing agreement at least sixty, but not more than ninety days prior to the end of the then current term of the agreement. In September 2007, the licensing agreement renewed automatically for an additional one (1) year term.  We have no reason to believe that Mr. Barnes will not continue to license us the use of the "Shotski's" trademark indefinitely.

Other than the trademark for "Shotski's," which we license from Mr. Barnes, we have no other patents, trademarks or licenses.

Need For Government Approval

We operate in the food and beverage industry and as such, our operations are regulated by the U.S. Food and Drug Administration, as well as by various other state, county and city regulations as required by law.

We have obtained all required federal and state permits, licenses, and bonds to operate our business. However, there can be no assurance that in the future, our operations and profitability will not be subject to more restrictive regulation and/or increased taxation by federal, state, or local agencies.

Material Events

On August 1, 2007, with an effective date of July 31, 2007, we entered into a First Amendment Agreement to Promissory Notes with Jenadosa Holdings Limited (“Jenadosa” and the “First Amendment”).  Pursuant to the terms of the First Amendment, Jenadosa agreed to extend the due date of $127,000 in promissory notes (along with any accrued and unpaid interest thereon) which they had previously granted us in 2006, from July 31, 2007 to July 31, 2008; and to waive any event of default which may have occurred due to our failure to repay such notes on the original due date, July 31, 2007, as well as any default interest which may have otherwise been accrued thereunder.

On October 29, 2007, the Company paid $15,000 to a shareholder, James Lundeen, Jr., to rescind his original June 2005 investment of $15,000 for a 10% interest in Sunshine, which was then converted into 350,000 shares of the Company’s common stock in connection with the Share Exchange Agreement described above.  While the Company has paid the $15,000 to date in exchange for Mr. Lundeen’s executed stock power for the 350,000 shares, in connection with the rescission of his original investment in Sunshine  which shares are still outstanding, but not included in the number of issued and outstanding shares disclosed through this Prospectus, as the holder of the shares and the Company have agreed to cancel such shares subsequent to the filing of this Prospectus .  There was no written agreement entered into in connection with the payment of the funds to Mr. Lundeen and/or his promise to rescind his original investment in Sunshine, but both parties have verbally agreed on the terms.

On November 1, 2007, we entered into a loan agreement with Viking Investment Group II, Inc. (“Viking”).  Pursuant to the loan agreement, we received $30,000 and entered into a promissory note which bears interest at the rate of 10% per year and is due and payable on December 31, 2008.

On January 16, 2008, we borrowed $6,324.43 from Viking, which was evidenced by a Promissory Note.    The note bears interest at the rate of 10% per year and is due and payable on December 31, 2008.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements.

PLAN OF OPERATION

We have historically been funded solely by our shareholders and from loans from Jenadosa Holdings, Ltd. and Viking Investment Group II, Inc., and believe we can continue operations for at least the next three months with the funds we receive through sales of our products, and the $28,655 of cash on hand we had as of March 31, 2008.  We also believe that that we are close to generating sufficient revenues to pay our ongoing liabilities; however we can provide no assurances that we will not continue to generate net losses.  In addition to our ongoing working capital needs, we do not currently have sufficient funds to repay the $240,115 of notes payable plus accrued interest which were payable to Jenadosa and Viking as of March 31, 2008, which, could cause us to default on that payment and could force us to curtail or abandon our business operations to pay such debts. We plan to work to increase our sales in the future, by starting a mail, fax and email marketing program, and by utilizing and building upon the interest we generate for our products at trade shows.

We believe we may require up to $250,000 in the next twelve months to expand our operations, purchase a printing machine (which we believe would allow us to increase the volume of our sales), pay the travel expenses associated with attending trade shows, and purchase additional inventory and magazine ads. This amount does not include the repayment of $240,115 of notes plus accrued interest due to Jenadosa and Viking in 2008, as of March 31, 2008, which we do not currently have sufficient funds to repay. We do not currently have any commitments for this funding.

We are currently actively recruiting new distributors to expand our sales coverage for our product lines. Distributors can be regional, serving multiple states, within a state or distribute in or around a large city. We have found that getting the attention of a larger distributor with a new product line can be difficult and have found that we are more successful in recruiting multiple smaller distributors with limited coverage areas to date. However, because of this, we currently believe that there are currently many open areas within the states that we distribute our products to that are not serviced by the smaller distributors which we distribute our products through. To provide coverage to these areas, we conduct direct email marketing campaigns in an effort to attract customers and service such customers directly through our website. This two-pronged approach of recruiting regional distributors and directly marketing our products to individual customers will be the primary sales and marketing strategy for us for the next several years.

We have experienced a limited amount of increased demand for our products around the winter holidays, spring break and summer vacation. Other than these limited seasonal increases in our sales, we have experienced no significant seasonal increases in our sales to date. We are currently spending the majority of our efforts in growing our distribution channels and sales. At present, our sales growth has been relatively unaffected by any seasonality trends. For the foreseeable future, we do not anticipate any significant increases or decreases in sales due to seasonality factors.

Our primary branded product, Shotski's Gelatin Bar Mixes, is a product concept that has been in place for several years. With the unique formulation of the Shotski's product and the supporting line of bar accessories to help the on-site accounts market the products, we believe we have been able to differentiate ourselves from the mainstream and begin to build brand awareness as well as our revenue base. We believe that the key to our Shotski's mix product concept is the longevity of the on-site prepared gelatin product; that is that it remains useable for multiple weeks, where other gelatin products are only good for approximately 24-48 hours before they spoil. We experienced a significant increase in growth for the year ended December 31, 2007, compared to the year ended December 31, 2006, and plan to use the majority of our revenues moving forward, assuming we are able to continue to generate such revenues, and have any funds left over after paying our expenses, of which there can be no assurance, to increase our inventories and continue and expand our marketing campaign.

Our operations are based on just-in-time inventory policies and therefore our working capital is held to a minimum. However, we also try to take advantage of costs saving that can be gained from purchasing our supplies in bulk, which benefits we believe, along with the practice of keeping our working capital at a minimum has benefited our gross margins to date. We believe that our lines of supply are well-established and reliable to date and that moving forward, our suppliers have great flexibility to effectively handle any increases in sales volume we may experience, without delays.

Additionally, we may enter into a merger or acquisition transaction in the future, which merger or acquisition if consummated may change our business focus, officers and Directors and may cause substantial dilution to our existing shareholders. While we have not entered into any agreements or understandings to date in connection with a merger or acquisition and can provide no assurances that we will enter into a merger or acquisition in the future, we have been in contact with several parties regarding the entry into a potential merger and/or acquisition transaction in the future.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2008 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2007

We had product sales of $47,448 for the three months ended March 31, 2008, compared to product sales of $32,666 for the three months ended March 31, 2007, an increase in product sales of $14,782 or 45.3% from the prior period. The increase in product sales was due to increased marketing in connection with our internet promotions and direct mail campaigns, as well as increased contact with our distributors, which in turn led to greater sales.

We had cost of goods sold of $22,148 for the three months ended March 31, 2008, compared to cost of goods sold of $33,821 for the three months ended March 31, 2007, a decrease in cost of good sold of $11,673 or 34.5%.  The decrease in cost of goods sold was a direct result of us working to secure more favorable prices from our suppliers and increased bulk purchases of raw materials, which generally have higher margins, during the three months ended March 31, 2008, compared to the three months ended March 31, 2007.

We had a gross profit of $25,300 for the three months ended March 31, 2008, compared to a gross loss of $1,155 for the three months ended March 31, 2007, an increase in gross profit of $26,455 from the prior period. Our gross profit was 53.3% of sales for the three months ended March 31, 2008, compared to having a gross loss for the three months ended March 31, 2007.  The increase in gross profit, as well as the increase in gross profit as a percentage of sales for the three months ended March 31, 2008, compared to the three months ended March 31, 2007, was a direct result of the increased revenues and reduced costs of goods sold in connection with our buying of raw materials in bulk.

We had total expenses, consisting solely of general and administrative expenses of $63,169 for the three months ended March 31, 2008, compared to total expenses consisting solely of general and administrative expenses of $58,791 for the three months ended March 31, 2007, an increase in general and administrative expenses of $4,378 or 7.4% from the prior year. The increase in general and administrative expenses was mainly caused by the increase in revenues and the fact that we employed an additional two (2) part-time employees during the three months ended March 31, 2008, compared to the three months ended March 31, 2007.

We had a loss from operations of $37,869 for the three months ended March 31, 2008, compared to a loss from operations of $59,946 for the three months ended March 31, 2007, a decrease in loss from operations of $22,077 or 36.8% from the prior year.  This decrease in loss from operations was mainly caused by the increase in gross profit as described above.

We had $1,999 of other expenses, consisting solely of interest expense for the three months ended March 31, 2008, compared to other expenses consisting of interest expense of $3,425 for the three months ended March 31, 2007, a decrease in interest expense of $1,426 or 41.6% from the prior period. Interest expense for the three months ended March 31, 2007 was in connection with the Jenadosa Notes and the Viking Note (both of which are described in greater detail and defined below).

We had a net loss of $39,868 for the three months ended March 31, 2008, compared to a net loss of $63,371 for the three months ended March 31, 2007, a decrease in net loss of $23,503 or 37.1% from the prior period.

RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007 COMPARED TO THE FISCAL YEAR ENDED DECEMBER 31, 2006

We had product sales of $155,025 for the year ended December 31, 2007, compared to product sales of $135,912 for the year ended December 31, 2006, an increase in product sales of $19,113 or 14.1% from the prior year. The increase in product sales was due to the introduction of new products during fiscal 2007 and the results of our webmail marketing program which was undertaken during fiscal 2007.

We had cost of goods sold of $46,830 for the year ended December 31, 2007, compared to cost of goods sold of $84,136 for the year ended December 31, 2006, a decrease in cost of good sold of $37,306 or 44.3%.  The decrease in cost of goods sold was a direct result of us working to secure more favorable prices from our suppliers and increased bulk purchases of ram materials, which generally have higher margins, during the year ended December 31, 2007, compared to the year ended December 31, 2006.

We had a gross profit of $108,195 for the year ended December 31, 2007, compared to a gross profit of $51,776 for the year ended December 31, 2006, an increase in gross profit of $56,419 or 109% from the prior year. Our gross profit was 69.8% of sales for the year ended December 31, 2007, compared to 38.1% for the year ended December 31, 2006.  The increase in gross profit, as well as the increase in gross profit as a percentage of sales for the year ended December 31, 2007, compared to the year ended December 31, 2006, was a direct result of the increased revenues and reduced costs of goods sold in connection with our buying of raw materials in bulk.

We had total expenses, consisting solely of general and administrative expenses of $287,738 for the year ended December 31, 2007, compared to total expenses consisting solely of general and administrative expenses of $255,032 for the year ended December 31, 2006, an increase in general and administrative expenses of $32,706 or 12.8% from the prior year. The increase in general and administrative expenses was mainly caused by increased payroll associated with the hiring of one (1) new full-time and one (1) new part-time employee during the year ended December 31, 2007, compared to the year ended December 31, 2006.

We had a loss from operations of $179,543 for the year ended December 31, 2007, compared to a loss from operations of $203,256 for the year ended December 31, 2006, a decrease in loss from operations of $23,713 or 11.7% from the prior period.  This decrease in loss from operations was mainly caused by the increase in gross profit as described above.

We had other expenses, consisting of interest expense of $16,200 for the year ended December 31, 2007, compared to other expenses consisting of interest expense of $10,531 for the year ended December 31, 2006, an increase in interest expense of $5,669 or 53.8% from the prior period. Interest expense for the year ended December 31, 2007 and 2006, was in connection with the Jenadosa Notes and the Viking Note (both of which described in greater detail and defined below).  Interest expense increased due to a larger amount of Jenadosa Notes and the Viking Note being outstanding during the year ended December 31, 2007, compared to the year ended December 31, 2006, and the resulting additional accrual of interest on such larger outstanding amounts.

We had a net loss of $195,743 for the year ended December 31, 2007, compared to a net loss of $213,787 for the year ended December 31, 2006, a decrease in net loss of $18,044 or 8.4% from the prior period.

LIQUIDITY AND CAPITAL RESOURCES

We had total assets of $35,572 as of March 31, 2008, which included current assets of $32,273, consisting of cash on hand of $28,655, and net accounts receivable of $3,618; property and equipment, net of depreciation of $2,296, trademark of $275, consisting of the trademark “Shotski’s” licensed to us from Mr. Barnes pursuant to the Trademark Licensing Agreement described above, and deposits of $728.

We had total liabilities of $248,701 as of March 31, 2008, consisting solely of current liabilities, including accounts payable of $8,586, and notes payable and accrued interest of $240,115 in connection with the notes payable to Jenadosa Holdings Limited and Viking Investment Group II, Inc., described below.

We received two $50,000 loans, one $5,000 loan, one $7,000 loan and one $15,000 loan from a third party, Jenadosa Holdings Limited ("Jenadosa"), during the years ended December 31, 2005 and 2006, and entered into promissory notes which evidence the loans, which notes bear interest at the rate of 10% per year until paid. We received $50,000 in connection with one promissory note on November 20, 2005, $50,000 in connection with another promissory note on February 14, 2006, $5,000 in connection with a third promissory note on August 21, 2006, $7,000 in connection with a fourth note on September 20, 2006, and $15,000 in connection with a fifth note on October 13, 2006 (collectively the “2005 and 2006 Notes”). The Notes were all payable on July 31, 2007, together with any accrued and unpaid interest, but were later extended until July 31, 2008, pursuant to the First Amendment Agreement to Promissory Notes, described above. Any amounts not paid on the Notes when due bear interest at the rate of 15% per annum until paid.

On January 15, 2007, we received an additional $10,000 loan from Jenadosa and entered into an additional promissory note with Jenadosa to evidence the loan, which bears interest at 10% per annum and was due and payable on March 31, 2008 (the “January 2007 Note”).  The January 2007 Note has not been repaid or extended and as such, we are in default of the repayment of such note. On April 4, 2007, and April 24, 2007, respectively, we received a $10,000 and a $7,500 loan from Jenadosa and entered into Promissory Notes with Jenadosa to evidence such loans, which are due and payable on June 30, 2008 (the “April 2007 Notes,” and collectively with the 2005 and 2006 Notes and the January 2007 Note, the “Notes” or the “Jenadosa Notes”).

In addition to loans received from Jenadosa, we also entered into a loan agreement with Viking Investment Group II, Inc. on November 1, 2007.  Pursuant to the loan agreement, we received $30,000 and entered into a promissory note which bears interest at the rate of 10% per year until paid (the “Viking Note”).  Additionally, on January 16, 2008, we borrowed $6,324.43 from Viking, which was evidenced by a Promissory Note.    The note bears interest at the rate of 10% per year and is due and payable on December 31, 2008.

We had negative working capital of $216,428, and total accumulated deficit of $607,200 as of March 31, 2008.

We had $2,995 of net cash used by operating activities for the three months ended March 31, 2008, which mainly consisted of $39,868 of net loss, offset by a $6,485 decrease in receivables and $29,250 of contributed services to us by our Chief Executive Officer, David Rector and the President of Sunshine, Marion "Butch" Barnes, neither of which we pay a salary.

We had $6,324 of net cash provided by financing activities for the three months ended March 31, 2008, which was due to solely to proceeds from the sale of a notes payable in connection with the January 16, 2008 loan from Viking, described above.

We have no current commitment from our officers and Directors or any of our shareholders to supplement our operations or provide us with financing in the future. If we are unable to raise additional capital from conventional sources and/or additional sales of stock in the future, we may be forced to curtail or cease our operations. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results.

In the future, we may be required to seek additional capital by selling debt or equity securities, selling assets, or otherwise be required to bring cash flows in balance when we approach a condition of cash insufficiency. The sale of additional equity or debt securities, if accomplished, may result in dilution to our then shareholders. We provide no assurance that financing will be available in amounts or on terms acceptable to us, or at all.

DESCRIPTION OF PROPERTY

Our primary office space currently occupies approximately 240 square feet of office space, at 1640 Terrace Way, Walnut Creek, California 94597, which we are provided at the home of David Rector, our sole officer and Director, free of charge. Mr. Rector does not have any current plans to cease providing such office space free of charge, nor do we have any current plans to seek an alternative office space arrangement.

We additionally have approximately 200 square feet of office space at our warehouse facility at 369 Blanding Blvd., Orange Park, Florida 32073. We entered into a one (1) year warehouse lease for approximately 1,500 square feet of warehouse space, which lease started on December 1, 2006 and expired on December 31, 2007. Since December 31, 2007, we have operated on a month-to-month lease with the landlord.  The rent for the warehouse property is $10,593 per year, payable in monthly installments of $882.75. The lease for the Orange Park, Florida office space and warehouse facility is with a party not affiliated with us.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

In April 2004, we issued 3,000,000 shares of common stock to Viking Investment Group, Inc., a greater than 10% shareholder of us, in consideration for financial consulting and advisory services rendered to us in connection with our formation as a Delaware corporation, including assisting us in obtaining the loans received from Jenadosa, as described above.

In April 2004, we issued 100,000 shares of common stock, to our attorney, David M. Loev, in consideration for legal services rendered to us in connection with our formation as a Delaware corporation.

In December 2005, we issued an aggregate of 3,500,000 shares of our common stock to four individuals in connection with the Exchange (defined and described above), whereby Sunshine Group, LLC, became our wholly owned subsidiary. Pursuant to the terms of the Exchange, we issued 2,047,500 shares of common stock to Marion R. "Butch" Barnes, for Mr. Barnes 58.5% interest in Sunshine, 1,039,500 shares of common stock to William Blanchard, in consideration for Mr. Blanchard's 29.7% interest in Sunshine, 350,000 shares of common stock to James Lundeen, Jr., in consideration for Mr. Lundeen's 10% interest in Sunshine, and 63,000 shares of common stock to Robert Barnes, in consideration for Mr. Barnes 1.8% interest in Sunshine.

In July 2006, we issued 100,000 shares of our common stock to our Chief Executive Officer and Director, David Rector, in consideration for services rendered to us as our Chief Executive Officer.

On October 29, 2007, the Company paid $15,000 to a shareholder, James Lundeen, Jr., to rescind his original June 2005 investment of $15,000 for a 10% interest in Sunshine, which was then converted into 350,000 shares of the Company’s common stock in connection with the Share Exchange Agreement described above.  While the Company has paid the $15,000 to date in exchange for Mr. Lundeen’s executed stock power for the 350,000 shares, in connection with the rescission of his original investment in Sunshine, the shares have not been cancelled to date, but have not been included in the number of issued and outstanding shares of common stock disclosed throughout this Prospectus as both parties have agreed to cancel the shares.  There was no written agreement entered into in connection with the payment of the funds to Mr. Lundeen and/or his promise to rescind his original investment in Sunshine, but both parties have verbally agreed on the terms, and the Company plans to take steps subsequent to the filing of this Prospectus to cancel such shares.

We recorded the value of uncompensated services provided by our officer and Director, David Rector and the President of Sunshine, Marion “Butch” Barnes as a contribution of capital for the year ended December 31, 2007, 2006 and 2005. Those contributions to capital totaled $117,000, $117,001 and $36,000, respectively for the year ended December 31, 2007, 2006 and 2005.

EXECUTIVE COMPENSATION

			Other(1)
			Annual
		Name & Principal	Compen-	Restricted	Total
Position	Year	Salary ($)	sation	Stock Awards	Compensation

David Rector,	2007	$0	$0	$0	$0
CEO, President,	2006	$0	$0	$10,000 (3)	$10,000
CFO, Secretary,	2005	$0	$0	$0	$0
Treasurer, and
Director (2)

Marion “Butch”	2007	$0	$4,000 (4)	$0	$0
Barnes	2006	$0	$6,000 (4)	$0	$6,000
President of
Sunshine

Does not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation. We had no executive employees who have received more than $100,000 in compensation, including bonuses, options, and SARS since our formation in July 2005.

(1) No Executive Officer received any LTIP payouts, retirement payments, options, warrants or bonuses during the last two fiscal years, and no salaries are being accrued.

(2) Mr. Rector was appointed as our Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and Director on April 19, 2004. Mr. Rector does not have an employment agreement with us.

(3) The 100,000 shares of common stock issued to Mr. Rector in July 2006 had a value of $10,000 or $0.10 per share.

(4) Represents Mr. Barnes’ automobile allowance.

COMPENSATION DISCUSSION AND ANALYSIS

Director Compensation

Mr. David Rector, our sole Director, has not received any separate remuneration to date for his service to the Board of Directors, other than the amounts he has received in consideration for his services to the Company as an officer, however, the Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors, consisting solely of Mr. Rector, determines the compensation given to our executive officers in his sole determination. Our executive compensation program currently consists solely of shares of common stock issued in considerations for services rendered by Mr. Rector, which we believe aligns our executives’ interests with the interests of our shareholders by making our executive’s salary, if any, be paid through sales of our common stock, which salary can therefore only increase in the event the share price of our common stock increases. In addition, although we have not to date, our Board of Directors also reserves the right to pay our executives competitive salaries and award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term, stock based compensation to certain executives which is intended to align the performance of our executives with our long-term business strategies. While our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing, our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

As of the date of this filing, no executive officers or Directors hold any outstanding options to purchase shares of common stock in the Company, nor were there any outstanding options to purchase shares in the common stock of the Company as of December 31, 2007 or 2006.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award certain executives with long-term, stock based compensation in the future, in the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

Criteria for Compensation Levels

The Company has always sought to attract and retain qualified executives and employees able to positively contribute to the success of the Company for the benefit of its various stakeholders, the most important of which is its shareholders, but also including its customers, its employees, and the communities in which the Company operates.

The Board of Directors (in establishing compensation levels for the Company’s Chief Executive Officer) and the Company (in establishing compensation levels for other executives, if any) considers many factors, including, but not limited to, the individual’s abilities and executed performance that results in: the advancement of corporate goals of the Company, execution of the Company’s business strategies, contributions to positive financial results, and contributions to the development of the management team and other employees. An officer must demonstrate his or her ability to deliver results in his or her areas of responsibility, which can include, among other things: business development with new and existing customers, development of new products, efficient management of operations and systems, implementation of appropriate changes and improvements to operations and systems, personnel management, financial management, and strategic decision making. In determining compensation levels, the Board of Directors also considers: competitiveness of compensation packages relative to other comparable companies, both inside and outside of the Company’s industry, and the experience level of each particular individual.

Compensation levels for executive officers are generally reviewed upon the expiration of such executive’s employment agreement (if any), or annually, but may be reviewed more often as deemed appropriate.

Compensation Philosophy and Strategy

In addition to the “Criteria for Compensation Levels” set forth above, the Company has a “Compensation Philosophy” for all employees of the Company (set forth below), and a “Compensation Strategy for Key Management Personnel” (set forth below), a substantial portion of which also applies to all employees of the Company.

Compensation Philosophy

The Company’s compensation philosophy is as follows:

•
The Company believes that compensation is an integral component of its overall business and human resource strategies. The Company’s compensation plans will strive to promote the hiring and retention of personnel necessary to execute the Company’s business strategies and achieve its business objectives.

•
The Company’s compensation plans will be strategy-focused, competitive, and recognize and reward individual and group contributions and results. The Company’s compensation plans will strive to promote an alignment of the interests of employees with the interests of the shareholders by having a portion of compensation based on financial results and actions that will generate future shareholder value.

•
In order to reward financial performance over time, the Company’s compensation programs generally will consist of: base compensation, and may also consist of short-term variable incentives and long-term variable incentives, as appropriate.

•	The Company’s compensation plans will be administered consistently and fairly to promote equal opportunities for the Company’s employees.

Compensation Strategy for Key Management Personnel

The Company’s compensation strategy for its key management personnel is as follows:

•	Total compensation may include base salary and short-term and long-term variable incentives based on annual performance, and long-term variable incentives, in each case, where appropriate.

•	Compensation will be comparable to general and industry-specific compensation practices as practicable.

•
Generally, base compensation, and targeted short and long-term variable compensation, if any, will be established within the range of compensation of similarly situated companies. The Company’s organization size and complexity will be taken into account, and therefore similarly situated companies includes companies of similar size and complexity whether or not such companies are in the Company’s industry or not.

•
When determining compensation for officers and managers, the Company takes into account the employee’s knowledge and experience, including industry specific knowledge and experience, to the extent such knowledge and experience contributes to the Company’s ability to achieve its business objectives.

•	The Company reserves the right to adjust annual base salaries of employees if individual performance is at or above pre-established performance expectations.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 75,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share. As of June 25, 2008, we had 6,680,000 shares of common stock issued and outstanding, which amount does not include 350,000 shares of common stock which are outstanding, but which the holder of and the Company have agreed to cancel subsequent to the filing of this Prospectus, and - 0 - shares of Preferred Stock issued and outstanding.

COMMON STOCK

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of common stock is, and all shares of common stock to be outstanding upon completion of this Offering will upon payment therefore be, duly and validly issued, fully paid and non-assessable.

PREFERRED STOCK

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

While we do not currently have any plans for the issuance of Preferred Stock, the issuance of such Preferred Stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of Preferred Stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the Preferred Stock; however, these effects may include:

   o  Restricting dividends on the common stock;

   o  Diluting the voting power of the common stock;

   o  Impairing the liquidation rights of the common stock; or

   o  Delaying or preventing a change in control of the Company without      further action by the stockholders.

Other than in connection with shares of preferred stock (as explained above), which preferred stock is not currently designated nor contemplated by us, we do not believe that any provision of our charter or bylaws would delay, defer or prevent a change in control.

SHARES AVAILABLE FOR FUTURE SALE

Upon the date of this Prospectus, there are 6,680,000 shares of common stock issued and outstanding, which amount does not include 350,000 shares of common stock which are outstanding, but which the holder of and the Company have agreed to cancel subsequent to the filing of this Prospectus. The 1,432,500 shares of common stock originally registered in this Prospectus are eligible for immediate resale in the public market if and when any market for the common stock develops, without limitation. There currently exists no public market for the Company's common stock.

The remaining 5,247,500 shares of our issued and outstanding common stock which are not being registered pursuant to this registration statement are subject to the resale provisions of Rule 144. Sales of shares of common stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of the Company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding common stock..  Under new rules adopted by the Commission, unregistered resales of restricted securities of reporting companies are able to be made by non-affiliates and affiliates after such securities have been held for six (6) months (assuming the issuer remains current for an additional six months, and subject to any affiliates complying with certain volume limitations and other resale requirements as set forth in Rule 144), and after one (1) year by affiliates and non-affiliates of non-reporting companies, subject to certain requirements under Rule 144, as it has been amended (including that there is current public information regarding the issuer for sales by affiliates and that other volume limitations are complied with for sales of affiliates, as described in greater detail in Rule 144).

PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

This Prospectus relates to the resale of 1,432,500 shares of common stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding. None of the selling stockholders are broker-dealers or affiliates of broker-dealers. None of the selling stockholders have had a material relationship with us since our inception.

[Remainder of page left intentionally blank.]

Selling Stockholders

				AMOUNT
			SHARES	OFFERED
			BENEFICIALLY	(ASSUMING	SHARES
		CONSIDERATION	OWNED	ALL SHARES	BENEFICIALLY
	DATE SHARES	GIVEN FOR	BEFORE	IMMEDIATELY	OWNED AFTER
SHAREHOLDERS	WERE ACQUIRED	SHARES	RESALE	SOLD)	RESALE*

Ashton, Athlene	June 2006	Cash(1)	10,000	10,000	--
Kocierzik, Gerry	June 2006	Cash(1)	10,000	10,000	--
Kocierzik, Tania	June 2006	Cash(1)	10,000	10,000	--
Ashton, Johnny	June 2006	Cash(1)	10,000	10,000	--
Kocaba, Marika	June 2006	Cash(1)	10,000	10,000	--
Davidson, Roma	June 2006	Cash(1)	10,000	10,000	--
Carter, Ronald	June 2006	Cash(1)	10,000	10,000	--
Trudeau, Chantal	June 2006	Cash(1)	10,000	10,000	--
Danby Investment Corp.(3)	June 2006	Cash(1)	20,000	20,000	--
Danvers, Robert	June 2006	Cash(1)	10,000	10,000	--
Solloway, Bram	June 2006	Cash(1)	10,000	10,000	--
Wiedbalski, Monika	June 2006	Cash(1)	10,000	10,000	--
Anson Bakissoon	June 2006	Cash(1)	10,000	10,000	--
Deanne Bakissoon	June 2006	Cash(1)	10,000	10,000	--
Charles Friesen	June 2006	Cash(1)	10,000	10,000	--
Colin Brett Gilmour	June 2006	Cash(1)	10,000	10,000	--
Laurel E.L.Dyck	June 2006	Cash(1)	10,000	10,000	--
Cynthia Lee Gilmour	June 2006	Cash(1)	10,000	10,000	--
Scott J.C. Gilmour	June 2006	Cash(1)	10,000	10,000	--
Andrew Zimmerman	June 2006	Cash(1)	10,000	10,000	--
D. Craig Gilmour	June 2006	Cash(1)	10,000	10,000	--
Robin Gilmour	June 2006	Cash(1)	10,000	10,000	--
Ruth Zimmerman	June 2006	Cash(1)	10,000	10,000	--
Donna-Lynn Barnett	June 2006	Cash(1)	10,000	10,000	--
Kevin Gilmour	June 2006	Cash(1)	10,000	10,000	--
Indra Balkissoon	June 2006	Cash(1)	10,000	10,000	--
Jason Smigiel	June 2006	Cash(1)	10,000	10,000	--
Erica Gilmour	June 2006	Cash(1)	10,000	10,000	--
Karen Gilmour	June 2006	Cash(1)	10,000	10,000	--
E.Balkisoon	June 2006	Cash(1)	10,000	10,000	--
Bunsraj Balkissoon	June 2006	Cash(1)	10,000	10,000	--
Paula Smigiel	June 2006	Cash(1)	10,000	10,000	--
Blanchard, William D.	December 2005	Exchange(2)	1,039,500	1,039,500	--
Barnes, Robert	December 2005	Exchange(2)	63,000	63,000	--

		TOTALS	1,432,500	1,432,500

[Remainder of page left intentionally blank.]

(1) Purchased by the Selling Stockholders in offshore transactions pursuant to Regulation S of the Securities Act of 1933 for $0.01 US per share.

(2) In December 2005, we issued an aggregate of 3,500,000 shares of our common stock to four individuals in connection with the Exchange (defined and described above), whereby Sunshine Group, LLC, became our wholly owned subsidiary. Pursuant to the terms of the Exchange, we issued 2,047,500 shares of common stock to Marion R. "Butch" Barnes, for Mr. Barnes 58.5% interest in Sunshine, 1,039,500 shares of common stock to William Blanchard, in consideration for Mr. Blanchard's 29.7% interest in Sunshine, 350,000 shares of common stock to James Lundeen, Jr., in consideration for Mr. Lundeen's 10% interest in Sunshine, which shares have since been cancelled, and 63,000 shares of common stock to Robert Barnes, in consideration for Mr. Barnes 1.8% interest in Sunshine.

(3) These shares are beneficially owned by Simon Danvers and Nicholas Danvers.

* Assuming all shares registered are sold.

Upon the effectiveness of this registration statement, 5,247,500 shares of our outstanding common stock will be subject to the resale provisions of Rule 144. The 1,432,500 remaining shares offered by the selling stockholders pursuant to this Prospectus may be sold by one or more of the following methods, without limitation:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o privately-negotiated transactions;

o broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

o a combination of any such methods of sale; and

o any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

On or about June 6, 2007, our common stock was approved for trading on the Over-The-Counter Bulletin Board (“OTCBB”) under they symbol “NNOH.”  While we have been approved to trade our common stock on the OTCBB, no trades have been affected in our common stock to date.  It is anticipated that selling shareholders will sell on the OTC Bulletin Board at prevailing market prices or privately negotiated prices.

The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The Selling Security Holders may sell their shares of common stock short and redeliver our common stock to close out such short positions; however, the Selling Security Holders may not use shares of our common stock being registered in the Registration Statement to which this Prospectus is a part to cover any short positions entered into prior to the effectiveness of such Registration Statement. If the Selling Security Holders or others engage in short selling it may adversely affect the market price of our common stock.

The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the Selling Security Holders. Additionally, there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the Selling Security Holders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this Prospectus.

Accordingly, the Selling Security Holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the Selling Security Holders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

The Selling Security Holders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

[Remainder of page left intentionally blank.]

MARKET FOR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Our common stock currently trades on the Over-The-Counter Bulletin Board under the symbol "NNOH". However, no shares of common stock have been traded to date, and there was no “bid” or “ask” price for our common stock as of the date of this registration statement. As of June 25, 2008, the Company had approximately 6,680,000 shares of common stock outstanding held by approximately forty (40) shareholders of record, which amount does not include 350,000 shares of common stock which are outstanding, but which the holder of and the Company have agreed to cancel subsequent to the filing of this Prospectus.  To date, the Company has not paid dividends on its common stock.

We have no shares of common stock subject to outstanding options or warrants to purchase, or securities convertible into, our common stock. We have no outstanding shares of Preferred Stock.

ADDITIONAL INFORMATION

Our fiscal year ends on December 31. We plan to continue furnishing our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, we intend to continue as a reporting company and file annual, quarterly and current reports, and other information with the SEC, where applicable. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549-3561. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

LEGAL MATTERS

Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by The Loev Law Firm, PC, Bellaire, Texas.  David M. Loev, the manager of The Loev Law Firm, PC beneficially owns 100,000 shares of the Company’s common stock.  Other than the 100,000 shares of common stock, neither Mr. Loev nor the Loev Law Firm, PC, holds any other interest in the Company.

FINANCIAL STATEMENTS

The Financial Statements required by Item 310 of Regulation S-B are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles. The following financial statements pertaining to Nano Holdings International, Inc. are filed as part of this Prospectus.

NANO HOLDINGS INTERNATIONAL, INC.

FINANCIAL STATEMENTS

March 31, 2008 and December 31, 2007

C O N T E N T S

Unaudited Financial Statements for the Three Months ended March 31, 2008 and 2007:

Audited Financial Statements for the Year Ended December 31, 2007 and 2006:

NANO HOLDINGS INTERNATIONAL, INC.
Consolidated Balance Sheets

ASSETS

	March 31,	December 31,
	2008	2007
	(unaudited)
CURRENT ASSETS

Cash	$28,655	$25,326
Accounts receivable, net	3,618	10,103

Total Current Assets	32,273	35,429

PROPERTY AND EQUIPMENT, net	2,296	2,496

OTHER ASSETS

Trademark	275	275
Deposits	728	728

Total Other Assets	1,003	1,003

TOTAL ASSETS	$35,572	$38,928

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable and accrued expenses	$8,586	$9,647
Notes payable and accrued interest	240,115	231,792

Total Current Liabilities	248,701	241,439

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock:$0.001 par value, 10,000,000 shares
authorized; no shares issued and outstanding	-	-
Common stock:$0.001 par value, 75,000,000 shares
authorized; 7,030,000 shares issued and outstanding	7,030	7,030
Additional paid-in capital	387,041	357,791
Deficit accumulated during the development stage	(607,200)	(567,332)

Total Stockholders' Equity (Deficit)	(213,129)	(202,511)

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)	$35,572	$38,928

The accompanying notes are an integral part of these financial statements.

NANO HOLDINGS INTERNATIONAL, INC.
Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended
	March 31,
	2008	2007

REVENUES	$47,448	$32,666
COST OF GOODS SOLD	22,148	33,821
GROSS MARGIN	25,300	(1,155)

EXPENSES

General and administrative	63,169	58,791

Total Expenses	63,169	58,791

INCOME (LOSS) FROM OPERATIONS	(37,869)	(59,946)

OTHER EXPENSES

Interest expense	(1,999)	(3,425)

NET LOSS BEFORE TAXES	(39,868)	(63,371)

Income taxes	-	-

NET LOSS	$(39,868)	$(63,371)

BASIC LOSS PER SHARE	$(0.01)	$(0.01)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	7,030,000	7,030,000

NANO HOLDINGS INTERNATIONAL, INC.
Consolidated Statements of Stockholders' Equity (Deficit)

				Deficit
				Accumulated	Total
			Additional	During the	Stockholders'
	Common Stock		Paid-In	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balance, December 31, 2006	7,030,000	$7,030	$240,791	$(371,589)	$(123,768)

Services contributed by an
officer and shareholder	-	-	117,000	-	117,000

Net loss for the year ended
December 31, 2007	-	-	-	(195,743)	(195,743)

Balance, December 31, 2007	7,030,000	7,030	357,791	(567,332)	(202,511)

Contributed capital (unaudited)	-	-	29,250	-	29,250

Net loss for the three months
ended March 31, 2008 (unaudited)	-	-	-	(39,868)	(39,868)

Balance, March 31,
2008 (unaudited)	7,030,000	$7,030	$387,041	$(607,200)	$(213,129)

NANO HOLDINGS INTERNATIONAL, INC.
Consolidated Statements of Cash Flows
(unaudited)
	For the Three Months Ended
	March 31,
	2008	2007

CASH FLOWS FROM
OPERATING ACTIVITIES

Net loss	$(39,868)	$(63,371)
Adjustments to Reconcile Net Loss to Net Cash
Used by Operating Activities:
Depreciation and amortization	200	200
Contributed services	29,250	29,250
Changes in Operating Assets and Liabilities:
(Increase) decrease in receivables	6,485	(936)
Increase (decrease) in accrued interest payable	1,999	3,425
Increase (decrease) in accounts payable	(1,061)	16,204

Net Cash Used by
Operating Activities	(2,995)	(15,228)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of fixed assets	-	-

Net Cash Used by
Operating Activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from notes payable	6,324	10,000

Net Cash Provided by
Financing Activities	6,324	10,000

NET DECREASE IN CASH	3,329	(5,228)

CASH AT BEGINNING OF PERIOD	25,326	7,458

CASH AT END OF PERIOD	$28,655	$2,230

SUPPLIMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-
Income Taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

NANO HOLDINGS INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
March 31, 2008 and December 31, 2007

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2008, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction  with the financial statements and notes thereto included in the Company's December 31, 2007 audited financial statements.  The results of operations for the periods ended March 31, 2008 and 2007 are not necessarily indicative of the operating results for the full years.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NANO HOLDINGS INTERNATIONAL, INC.

FINANCIAL STATEMENTS

December 31, 2007 and 2006

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Nano Holdings International Inc

We have audited the accompanying consolidated balance sheets of Nano Holdings International Inc as of December 31, 2007 and December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007 and December 31, 2006. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nano Holdings International Inc as of December 31, 2007 and December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007 and December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has generated significant losses from operations, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
March 19, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

NANO HOLDINGS INTERNATIONAL, INC.
Consolidated Balance Sheets

ASSETS

	December 31,	December 31,
	2007	2006

CURRENT ASSETS

Cash	$25,326	$7,458
Accounts receivable, net	10,103	16,097

Total Current Assets	35,429	23,555

EQUIPMENT, net	2,496	3,295

OTHER ASSETS

Trademark	275	275
Deposits	728	728

Total Other Assets	1,003	1,003

TOTAL ASSETS	$38,928	$27,853

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable and accrued expenses	$9,647	$13,529
Notes payable and accrued interest	231,792	138,092

Total Current Liabilities	241,439	151,621

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock:$0.001 par value, 10,000,000 shares
authorized; no shares issued and outstanding	-	-
Common stock:$0.001 par value, 75,000,000 shares
authorized; 7,030,000 shares issued and outstanding	7,030	7,030
Additional paid-in capital	357,791	240,791
Deficit accumulated during the development stage	(567,332)	(371,589)

Total Stockholders' Equity (Deficit)	(202,511)	(123,768)

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)	$38,928	$27,853

The accompanying notes are an integral part of these financial statements.

NANO HOLDINGS INTERNATIONAL, INC.
Consolidated Statements of Operations

	For the Year Ended
	December 31,
	2007	2006

REVENUES	$155,025	$135,912
COST OF GOODS SOLD	46,830	84,136
GROSS PROFIT	108,195	51,776

EXPENSES

General and administrative	287,738	255,032

Total Expenses	287,738	255,032

LOSS FROM OPERATIONS	(179,543)	(203,256)

OTHER EXPENSES

Interest expense	(16,200)	(10,531)

Total Other Expenses	(16,200)	(10,531)

NET LOSS	$(195,743)	$(213,787)

BASIC LOSS PER SHARE	$(0.03)	$(0.03)

WEIGHTED AVERAGE NUMBER
NUMBER OF SHARES OUTSTANDING	7,030,000	6,815,000

The accompanying notes are an integral part of these financial statements.

NANO HOLDINGS INTERNATIONAL, INC.
Consolidated Statements of Stockholders' Equity (Deficit)

				Deficit
				Accumulated	Total
			Additional	During the	Stockholders'
	Common Stock		Paid-In	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balance, December 31, 2005	6,600,000	$6,600	$120,920	$(157,802)	$(30,282)

Common stock issued for
services performed by an
officer and shareholder	100,000	100	116,901	-	117,001

Common stock issued for cash
at $0.01 per share	330,000	330	2,970	-	3,300

Net loss for the year
ended December 31, 2006	-	-	-	(213,787)	(213,787)

Balance, December 31, 2006	7,030,000	7,030	240,791	(371,589)	(123,768)

Services contributed by an
officer and shareholder	-	-	117,000	-	117,000

Net loss for the year
ended December 31, 2007	-	-	-	(195,743)	(195,743)

Balance, December 31, 2007	7,030,000	$7,030	$357,791	$(567,332)	$(202,511)

The accompanying notes are an integral part of these financial statements.

NANO HOLDINGS INTERNATIONAL, INC.
Consolidated Statements of Cash Flows

	For the Year Ended
	December 31,
	2007	2006

OPERATING ACTIVITIES

Net loss	$(195,743)	$(213,787)
Adjustments to Reconcile Net Loss to Net Cash
Used by Operating Activities:
Depreciation and amortization	799	503
Allowance for bad debts	-	10,000
Contributed services	117,000	117,001
Changes in Operating Assets and Liabilities:
(Increase) decrease in receivables	5,994	(21,778)
(Increase) decrease in other assets	-	(1,003)
Increase (decrease) in payables	(3,882)	19,537
	13,132
Net Cash Used by
Operating Activities	(75,832)	(89,527)

INVESTING ACTIVITIES

Purchase of fixed assets	-	(3,798)

Net Cash Used by
Investing Activities	-	(3,798)

FINANCING ACTIVITIES

Common stock issued for cash	-	3,300
Proceeds from notes payable	93,700	77,000

Net Cash Provided by
Financing Activities	93,700	80,300

NET DECREASE IN CASH	17,868	(13,025)

CASH AT BEGINNING OF YEAR	7,458	20,483

CASH AT END OF YEAR	$25,326	$7,458

SUPPLIMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-
Income Taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

NANO HOLDINGS INTERNATIONAL, INC.
Notes to the Consolidated Financial Statements
December 31, 2007 and 2006

NOTE 1 -       ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company was incorporated under the laws of the State of Delaware as Nano Holdings International, Inc. on April 16, 2004 with a principal business objective of seeking a merger with an existing operating company. Sunshine Group, LLC., (Sunshine) was formed as a limited liability company, under the laws of the State of Florida on June 24, 2002, to engage in the manufacture and sale of alcoholic and non-alcoholic beverages.  On December 31, 2005, Nano Holdings International, Inc. acquired all of the ownership interests of Sunshine Group, LLC for 3,500,000 shares of its common stock. The shareholders of Sunshine Group, LLC became the controlling shareholders of the Company and Nano Holdings International, Inc. was inactive prior to the acquisition. Accordingly, the accompanying financial statements reflect the historical financial statements of Sunshine Group, LLC as the historical of the Company, i.e. a reverse merger.

NOTE 2 -       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.   Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a December 31 year-end.

b.	Revenue Recognition

The Company recognizes revenue from the sales of its alcoholic and non-alcoholic beverages upon delivery to the customer’s delivery site, the customers take title and assume the risks and rewards of ownership, when persuasive evidence of an arrangement exists, when the contract price is fixed or determinable, and collectibility is reasonably assured.

The Company has a policy of limiting returns to only non perishable non food items.

c.	Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered.  The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not. The Company has a net operating loss carryover of approximately $567,332 as of December 31, 2007. The benefit of the net operating loss carryover of $221,259 as of December 31, 2007 has been offset by a valuation allowance of $221,259.

Until its acquisition by the Company, Sunshine elected to file its taxes as a limited liability company, whereby its profits and losses are passed through to its members.  Accordingly, the Sunshine did not pay or accrue income taxes.  Also, Sunshine did not record an asset for the value of its net operating loss carryforwards.

NANO HOLDINGS INTERNATIONAL, INC.
Notes to the Consolidated Financial Statements
December 31, 2007 and 2006

NOTE 2 -        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

           d.   Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

e.	Accounts Receivable

The Company’s accounts receivable are shown net of the allowance for doubtful accounts of $32,535 and $10,000 as of December 31, 2007 and 2006, respectively.

f.	Research and Development

The Company expenses research and development costs in the period incurred.  Research and development expenses for the years ended December 31, 2007 and 2006 totaled approximately $2,500 per year.

g.	Basic Income (Loss) Per Share

The computation of basic income (loss) per share is based on the weighted average number of shares outstanding during the periods covered by the financial statements.  Diluted income per shares units is equal to the basic income per unit as there are no potentially dilutive shares outstanding.

                                    h.  Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

                                    i. Common Stock

The holders of the Company’s common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine.  Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  There is no cumulative voting of the election of directors then standing for election.  The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of the company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

NANO HOLDINGS INTERNATIONAL, INC.
Notes to the Consolidated Financial Statements
December 31, 2007 and 2006

NOTE 2 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

j. Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the board of directors of the Company.  Preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as may be adopted from time to time by the board of directors.

k. Costs of Goods Sold

All shipping costs and handling costs are classified in costs of goods sold. These costs include inbound freight charges, receiving costs, inspection costs, warehousing costs, internal transfer costs and the other costs of the Company’s distribution network.

l. General and Administrative Expenses

General and administrative expenses include those costs not directly related to the sales of the Company’s products. These expenses include travel, administrative compensation, professional fees and marketing.

m. Principles of Consolidation

The accompanying financial statements include the accounts of Nano Holdings International, Inc. and its wholly owned subsidiary Sunshine Group, LLC.

NOTE 3 -      GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has generated significant losses from operations.

In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources and developing a consistent source of revenues.  Management’s plans include raising capital from the private placement of its debt or equity.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NANO HOLDINGS INTERNATIONAL, INC.
Notes to the Consolidated Financial Statements
December 31, 2007 and 2006

  NOTE 4 -      NOTES PAYABLE

The Company has incurred notes payable to an unrelated party as the source of the funding for its business operations. The notes payable total $204,500, are unsecured, bear interest at 10% per annum and are due with accrued interest on July 31, 2007. The Company has accrued $27,292 in interest payable on the notes payable as of December 31, 2007.

  NOTE 5 -     RELATED PARTY TRANSACTIONS

The Company has recorded the value of the uncompensated services provided by its officers and directors as a contribution of capital. The Company has recorded $117,000 and $117,001 in 2007 and 2006, respectively, for such uncompensated services.

  NOTE 6 -     INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 39% to the net loss before provision for income taxes for the following reasons:
	December 31, 2007	December 31, 2006
Income tax expense at statutory rate	$(76,340)	$(95,354)
Contributed services	45,630)	45,630
Valuation allowance	30,710	49,724
Income tax expense per books	$-	$-

Net deferred tax assets consist of the following components as of:
	December 31, 2007	December 31, 2006
NOL carryover	$(101,919)	$71,209
Valuation allowance	(101,919)	(71,209)
Net deferred tax asset	$-	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $261,331 for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

  NOTE 7 -      RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for us beginning January 1, 2008. The Company is currently assessing the potential impact that adoption of SFAS No. 157 would have on the financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 gives the irrevocable option to carry many financial assets and liabilities at fair values, with changes in fair value recognized in earnings. SFAS No. 159 is effective beginning January 1, 2008, although early adoption is permitted.
NOTE 7 -   RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

The Company is currently assessing the potential impact that adoption of SFAS No. 159 will have on the financial statements.

The FASB has revised SFAS No. 141.  This revised statement establishes uniform treatment for all acquisitions.  It defines the acquiring company.  The statement further requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, measured at their fair market values as of that date.  It requires the acquirer in a business combination achieved in stages to recognize the identifiable assets and liabilities, as well as the non-controlling interest in the acquired, at the full amounts of their fair values. This changes the way that minority interest is recorded and modified as a parent’s interest in a subsidiary changes over time.  This statement also makes corresponding significant amendments to other standards that related to business combinations, namely, 109, 142 and various EITF’s.  This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  The Company believes the implementation of this standard will have no effect on our financial statements.

  NOTE 8 -      EQUIPMENT

Equipment are stated at cost.  Depreciation is computed using the straight line method over the estimated useful life of 5 years. Depreciation expense for the years ended December 31, 2007and 2006 amounted to $799 and $503, respectively.  Gains from losses on sales and disposals are included in the statements of operations.  Maintenance and repairs are charged to expense as incurred.  As of December 31, 2007 and 2006 equipment consisted of the following:

	2007	2008
Equipment	$3,798	$3,798
Accumulated depreciation	(1,302)	(503)

Total	$2,496	$3,295

 DEALER PROSPECTUS DELIVERY OBLIGATION

Until ninety (90) Days after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

See Indemnification of Directors and Officers above.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Description	Amount to be Paid

Filing Fee - Securities and Exchange Commission	$19.07
Attorney's fees and expenses	35,000.00	*
Accountant's fees and expenses	10,000.00	*
Transfer agent's and registrar fees and expenses	1,500.00	*
Printing and engraving expenses	1,500.00	*
Miscellaneous expenses	5,000.00	*

Total	$53,019.07	*
* Estimated

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

In April 2004, we issued 3,000,000 shares of common stock to Viking Investment Group, Inc., in consideration for financial consulting and advisory services rendered to us in connection with our formation as a Delaware corporation, including assisting us in obtaining the loans received from Jenadosa, described above. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 (the "Securities Act" or the "Act") since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

In April 2004, we issued 100,000 shares of common stock, to our attorney, David M. Loev, in consideration for legal services rendered to us in connection with our formation as a Delaware corporation. We claim an exemption from registration afforded by Section 4(2) of the Securities Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

In December 2005, we issued an aggregate of 3,500,000 shares of our common stock to four individuals in connection with the Exchange (defined and described above), whereby Sunshine Group, LLC, became our wholly owned subsidiary. Pursuant to the terms of the Exchange, we issued 2,047,500 shares of common stock to Marion R. "Butch" Barnes, for Mr. Barnes 58.5% interest in Sunshine, 1,039,500 shares of common stock to William Blanchard, in consideration for Mr. Blanchard's 29.7% interest in Sunshine, 350,000 shares of common stock to James Lundeen, Jr., in consideration for Mr. Lundeen's 10% interest in Sunshine, which shares have since been cancelled, as described below, and 63,000 shares of common stock to Robert Barnes, in consideration for Mr. Barnes 1.8% interest in Sunshine.  We claim an exemption from registration afforded by Section 4(2) of the Securities Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

In June 2006, we sold an aggregate of 330,000 shares of our common stock to an aggregate of thirty-three (33) offshore investors in connection with Offshore Subscription Agreements, for aggregate consideration of $3,300, or $0.01 per share. We claim an exemption from registration afforded by Regulation S of the Securities Act of 1933 ("Regulation S") for the above issuances since the issuances were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by us, a distributor, any respective affiliates, or any person acting on behalf of any of the foregoing.

In July 2006, we issued 100,000 shares of our common stock to our Chief Executive Officer and Director, David Rector, in consideration for services rendered to us in connection with his position as our Chief Executive Officer which shares were valued at $10,000 or $0.10 per share. We claim an exemption from registration afforded by Section 4(2) of the Securities Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

On October 29, 2007, the Company paid $15,000 to a shareholder, James Lundeen, Jr., to rescind his original June 2005 investment of $15,000 for a 10% interest in Sunshine, which was then converted into 350,000 shares of the Company’s common stock in connection with the Share Exchange Agreement described above.  While the Company has paid the $15,000 to date in exchange for Mr. Lundeen’s executed stock power for the 350,000 shares, in connection with the rescission of his original investment in Sunshine, the shares have not been cancelled to date, but have not been included in the number of issued and outstanding shares disclosed throughout this Prospectus as both parties have agreed to cancel such shares.  There was no written agreement entered into in connection with the payment of the funds to Mr. Lundeen and/or his promise to rescind his original investment in Sunshine, but both parties have verbally agreed on the terms, and the Company plans to take steps subsequent to the filing of this Prospectus to cancel such shares.

ITEM 27. EXHIBITS

Exhibit No.	Description

3.1(1)	Certificate of Incorporation of Nano Holdings International, Inc.

3.2(1)	Bylaws of Nano Holdings International, Inc.

5.1*	Opinion and consent of The Loev Law Firm, PC, re: the legality of the shares being registered

10.1(1)	Exchange Agreement between Nano Holdings International, Inc. and Sunshine Group LLC

10.2(1)	$50,000 Promissory Note with Jenadosa Holdings Limited (11/20/05)

10.3(1)	$50,000 Promissory Note with Jenadosa Holdings Limited (2/14/06)

10.4(2)	$5,000 Promissory Note with Jenadosa Holdings Limited (8/21/06)

10.5(3)	$7,000 Promissory Note with Jenadosa Holdings Limited (9/20/06)

10.6(3)	$15,000 Promissory Note with Jenadosa Holdings Limited (10/13/06)

10.7(2)	Trademark Licensing Agreement

10.8(4)	$10,000 Promissory Note with Jenadosa Holdings Limited (1/15/07)

10.9(5)	$10,000 Promissory Note with Jenadosa Holdings Limited (04/04/07)

10.10(5)	$7,5000 Promissory Note with Jenadosa Holdings Limited (04/24/07)

10.11(6)	First Amendment Agreement to Promissory Notes with Jenadosa

10.12(7)	$30,000 Promissory Note with Viking Investment Group II, Inc. (11/01/07)

10.13(8)	Promissory Note with Viking Investment Group II, Inc.

21(4)	List of the Subsidiaries of Nano Holdings International, Inc.

23.1*	Consent of Moore & Associates Chartered, Independent Public Accountants

23.2*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

* Filed herein.

(1) Filed as exhibits to our Form SB-2 Registration Statement filed with the Commission on August 1, 2006 and incorporated herein by reference.

(2) Filed as exhibits to our amended Form SB-2 Registration Statement filed with the Commission on September 20, 2006 and incorporated herein by reference.

(3) Filed as exhibits to our amended Form SB-2 Registration Statement filed with the Commission on November 29, 2006 and incorporated herein by reference.

(4) Filed as exhibits to our Report on Form 10-KSB filed with the Commission on April 2, 2007 and incorporated herein by reference.

(5) Filed as an exhibit to our Form 10-QSB Quarterly Report, filed with the Commission on May 11, 2007, and incorporated herein by reference.

(6) Filed as an exhibit to our Form 10-QSB Quarterly Report, filed with the Commission on August 10, 2007, and incorporated herein by reference.

(7) Filed as an exhibit to our Form 10-QSB Quarterly Report, filed with the Commission on November 13, 2007, and incorporated herein by reference.

(8) Filed as an exhibit to our Form 10-KSB Annual Report, filed with the Commission on April 7, 2008, and incorporated herein by reference.

[Remainder of page left intentionally blank.]

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

2.           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.           To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.           For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6.           For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

7.           For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

8.          That, for the purpose of determining liability under the Securities Act to any purchaser:

                       a). If the small business issuer is relying on Rule 430B:

1.
Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

2.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

                       b). If the small business issuer is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of  Walnut Creek, California, on July 1, 2008.

NANO HOLDINGS INTERNATIONAL, INC.

By: /s/ David Rector
David Rector
Chief Executive Officer and
Chief Financial Officer
(Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ David Rector
David Rector
Chief Executive Officer,
Chief Financial Officer
(Principal Accounting Officer),
and Treasurer

July 1, 2008